UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

MOLECULAR INSIGHT

PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Molecular Insight Pharmaceuticals, Inc. (the “Company”) previously reported that it entered into a Limited Waiver Agreement with holders of at least a majority of the Company’s outstanding Senior Secured Floating Rate Bonds due 2012 (the “Bonds”) and the Bond Indenture trustee and nine extensions thereto, under which the holders of the Bonds and Bond Indenture trustee have agreed to waive the default arising from the inclusion of a “going concern” explanatory paragraph in the independent auditor’s report, any default arising from the Company’s failure to comply with the minimum liquidity requirements set forth in the Bond Indenture, and other technical defaults under the Bond Indenture until 12:00 PM Eastern Standard Time on September 17, 2010.

On September 17, 2010, the Company received a tenth extension of the waiver pursuant to which the holders of the Bonds and Bond Indenture trustee have agreed to continue waiving the aforementioned defaults until 12:00 PM Eastern Standard Time on October 6, 2010, subject to earlier termination upon certain circumstances. During this waiver extension period, the Company will continue discussing with its Bond holders various proposals which generally contemplate, among other things, a deleveraging of the Company through a debt for equity exchange. There are no assurances, however, that such discussions will be successful. A copy of the press release issued by the Company announcing the receipt of the tenth extension is furnished with this report as Exhibit 99.1 to this Form 8-K.

The waiver continues to be subject to a number of terms and conditions relating to the Company’s provision of certain information to the Bond holders, among other conditions and matters. In the event that the waiver extension expires or terminates prior to the successful conclusion of the Company’s negotiations with Bond holders regarding the restructuring of the outstanding debt, then the Company will be in default of its obligations under the Bond Indenture and the Bond holders may choose to accelerate the debt obligations under the Bond Indenture and demand immediate repayment in full and seek to foreclose on the collateral supporting such obligations. If the Company’s debt obligations are accelerated or are not restructured on acceptable terms, it is likely the Company will be unable to repay such obligations and may seek protection under the U.S. Bankruptcy Code or similar relief.

Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 17th day of September, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Charles H. Abdalian, Jr.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated September 17, 2010.

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